EXHIBIT 77.O

77.O    TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia High Yield Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.

1)      Issuer:                 Houghton Mifflin
        Date of Purchase:       01/24/2003
        Underwriter from whom Purchased:
                                Goldman Sachs
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Deutsche Bank
                                Bank One
        Aggregate dollar amount of purchase:
                                $347,270.00
        Aggregate dollar amount of offering:
                                $400,000,000
        Purchase price (net of fees and expenses):
                                $99.22
        Date offering commenced:
                                01/24/2003
        Commission:             $6,945.40 net



2)      Issuer:                 Cinemark USA
        Date of Purchase:       02/06/2003
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Bank of America
                                Bank of New York
        Aggregate dollar amount of purchase:
                                $1,325,000
        Aggregate dollar amount of offering:
                                $150,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                02/6/2003
        Commission:             $36,437.50 net



3)      Issuer:                 Peabody Energy
        Date of Purchase:       3/14/2003




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        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:

        Aggregate dollar amount of purchase:
                                $8,667,000
        Aggregate dollar amount of offering:
                                $650,000,000
        Purchase price (net of fees and expenses):
                                $100 per share
        Date offering commenced:
                                3/14/2003
        Commission:             $151,672.50 net



4)      Issuer:                 Cinemark USA
        Date of Purchase:       04/25/03
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Bank of America
                                Bank of New York
        Aggregate dollar amount of purchase:
                                $2,037,750
        Aggregate dollar amount of offering:
                                $210,000,000
        Purchase price (net of fees and expenses):
                                $107.25
        Date offering commenced:
                                04/25/2003
        Commission:             $30,566.25 net



5)      Issuer:                 Speedway Motorsports
        Date of Purchase:       05/8/03
        Underwriter from whom Purchased:
                                Bank of America
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Credit Lyonnais Securities
                                Suntrust
                                Wachovia
        Aggregate dollar amount of purchase:
                                $2,300,000
        Aggregate dollar amount of offering:
                                $230,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                05/8/2003


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        Commission:             $57,500.00 net



6)      Issuer:                 Lin TV
        Date of Purchase:       05/12/03
        Underwriter from whom Purchased:
                                JP Morgan
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Deutshce Bank
                                Bear Stearns
                                Morgan Stanley
                                Scotia Capital Inc.
        Aggregate dollar amount of purchase:
                                $2,600,000
        Aggregate dollar amount of offering:
                                $200,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                05/12/2003
        Commission:             $45,500.00 net



7)      Issuer:                 Apogent Technologies
        Date of Purchase:       05/22/03
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                JP Morgan
                                Credit Suisse First Boston
                                Bank of America
                                Bank One
                                Comerica
                                Goldman Sachs
                                Baird
                                Royal Bank of Scotland
                                Scotia Capital Inc.
                                Suntrust
                                Wachovia
        Aggregate dollar amount of purchase:
                                $2,150,000
        Aggregate dollar amount of offering:
                                $250,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                05/22/2003
        Commission:             $43,000.00 net